                                                                      EXHIBIT 99



1996 STOCK PURCHASE PLAN ANNUAL REPORT ON FORM 11-K


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 11-K

(Mark One)
  [ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                 For the period August 1, 1996 through January 31, 1997

                                          OR

  [   ]             TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                            Commission file number:  0-20853

                            1996 EMPLOYEE STOCK PURCHASE PLAN
                                   (Full title of Plan)


                                      ANSYS, Inc.
                                      Southpointe
                                  275 Technology Drive
                                  Canonsburg, PA 15317
                   (Name of issuer of securities held pursuant to the plan
                      and the address of its principal executive office)

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 Employee Stock Purchase Plan
                         Index of Financial Statements




                                                         Page No.
                                                         --------

Report of Independent Accountants                            3

Statement of Net Assets as of  January 31, 1997              4

Statement of Changes in Net Assets for the period
 August 1, 1996 through January 31, 1997                     5

Notes to Financial Statements                               6-7

Signature                                                    8

Exhibit 1:
Consent of Independent Accountants                           9




                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
 ANSYS, Inc. and Subsidiaries:


We have audited the financial statements of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries as of January 31, 1997 and for the period August 1, 1996 through January 31, 1997 as listed in the accompanying index on Page 2. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and Subsidiaries as of January 31, 1997 and changes in net asset for the period August 1, 1996 through January 31, 1997, in conformity with generally accepted accounting principles.





/S/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
Pittsburgh,  Pennsylvania
March 18, 1997

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            STATEMENT OF NET ASSETS
                                January 31, 1997




NET ASSETS:

Cash......................................................  $ 13,809

Investments:
   ANSYS, Inc.
   Common Stock...........................................   185,098
                                                            --------
          Net assets......................................  $198,907
                                                            ========




    The accompanying notes are an integral part of the financial statements.

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                       STATEMENT OF CHANGES IN NET ASSETS
                                 for the period
                    August 1, 1996 through January 31, 1997


ADDITIONS:

Contributions:
   Employee...............................................  $181,514

   Employer...............................................    27,765
                                                            --------


          Total additions.................................  $209,279
                                                            --------

DEDUCTIONS:

Withdrawals by participants................................   10,372
                                                            --------

          Total deductions.................................   10,372
                                                            --------

Net increase...............................................  198,907

Net assets, beginning of period............................       --

                                                            --------
Net assets, end of period.................................. $198,907
                                                            ========




    The accompanying notes are an integral part of the financial statements.

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS

                                   ----------


1.   DESCRIPTION OF PLAN:

The purpose of the 1996 Employee Stock Purchase Plan of ANSYS, Inc. and subsidiaries (the "Plan"), which became effective August 1, 1996, is to provide the eligible employee of ANSYS, Inc. and certain of its subsidiaries (the "Company") with opportunities to purchase shares of common stock upon favorable terms. The aggregate maximum number of shares for which options may be issued under the Plan is 210,000 shares of common stock, subject to adjustments for changes in the Company's capitalization. The Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee.")

Participation in the Plan is voluntary. Offerings under the Plan will commence on each February 1 and August 1 and have a duration of six months. The Compensation Committee may establish a different period of six months or less for any offering. Generally, all employees who are employed for more than 20 hours per week as of the first day of the applicable offering period are eligible to participate in the Plan. An employee who owns or is deemed to own shares of stock representing in excess of 5% of the combined voting power of all classes of stock of the Company may not participate in the Plan.

During each offering, an employee may purchase shares under the Plan by authorizing payroll deductions of up to 10% per pay period, to be deducted from such employee's total cash compensation. The maximum number of shares which may be purchased by any participating employee during any offering period is limited to 960 shares (as adjusted by the Compensation Committee from time to time). Unless the employee has previously withdrawn from the offering, such employee's accumulated payroll deductions will be used to purchase common stock on the last business day of the period at a price equal to 85% of the fair market value of the common stock on the first or last day of the offering period, whichever is lower. The Company will contribute the remaining 15% of the fair market value of the common stock. Under applicable tax rules, an employee may purchase no more than $25,000 worth of common stock in any calendar year.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The financial statements have been prepared in accordance with generally accepted accounting principles. The following are the significant accounting policies followed by the Plan:

Investment Valuation:

Investments, which consist solely of ANSYS, Inc. Common Stock, are carried at fair value by reference to the closing market quotations as reported on the National Association of Securities Dealers Automated Quotations System (NASDAQ).

Income Recognition:

Purchases are recorded on a trade date basis. The Plan presents in the Statement of Changes in Net Assets the net appreciation in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on these investments.

                          ANSYS, INC. AND SUBSIDIARIES
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

                                   ----------



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued):

Administrative Expenses:

The Company pays all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to participants and the costs of delivery of shareholder communications. The Company does not pay any expenses, broker's or other commissions or taxes incurred in connection with the purchases of Common Stock, or the sale of shares of Common Stock.


Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.



3.   INVESTMENTS:

As required under the Plan, investments at January 31, 1997 consisted solely of ANSYS, Inc. Common Stock as follows:

               Number of Shares........................   19,484

               Cost.................................... $185,098

               Fair Value.............................. $185,098


                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Board of Directors of ANSYS, Inc. has duly caused this Annual Report to be signed on behalf of the Plan by the undersigned hereunto duly authorized, on March
26, 1997.

                                           ANSYS, INC. AND SUBSIDIARIES
                                        1996 EMPLOYEE STOCK PURCHASE PLAN


Date:  March 26, 1997              By:     /S/ Peter J. Smith
                                   --------------------------------------------
                                          Peter J. Smith
                                          Chairman, President and Chief
                                          Executive Officer


Date:  March 26, 1997              By:    /S/ John M. Sherbin
                                   --------------------------------------------
                                          John M. Sherbin II
                                          Chief Financial Officer,
                                          Vice President, Finance and
                                          Administration, Secretary

                                                                       EXHIBIT 1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of ANSYS, Inc. and Subsidiaries on Form S-8, 1996 Employee Stock Purchase Plan (Registration No. 333-4278), of our report dated March 18, 1997, on our audit of the financial statements of ANSYS, Inc. and Subsidiaries 1996 Employee Stock Purchase Plan as of January 31, 1997, and for the period August 1, 1996 through January 31, 1997, which report is included in this Annual Report on Form 11-K.





/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.
Pittsburgh,  Pennsylvania
March 26, 1997